Exhibit 11
                        Weighted Average Shares Outstanding
                          and Earnings Per Share Worksheet




                                                2001              2000               2000
                                                Shares            Shares             Shares
                                                Outstanding       Outstanding        Outstanding
                                               -------------      -----------      -------------
                                  January        1,713,517         1,775,311          1,775,311
                                 February        1,713,317         1,774,811          1,774,811
                                    March        1,709,377         1,774,811          1,774,811
                                    April                                             1,774,811
                                      May                                             1,774,811
                                     June                                             1,774,811
                                     July                                             1,771,311
                                   August                                             1,740,307
                                September                                             1,726,481
                                  October                                             1,713,481
                                 November                                             1,713,091
                                 December                                             1,712,191
                                                                                    -----------

Weighted average shares outstanding*             1,712,412         1,774,766          1,755,182

Net income                                      $1,126,852         $ 732,987         $3,096,628


Basic earnings per share                             $0.66             $0.41              $1.76
                                               -----------        ----------        -----------

Effect of dilutive securities, stock options     1,723,402         1,786,833

Diluted earnings per share                           $0.65             $0.41
                                               -----------        ----------

* Weighted average shares are calculated on a daily basis.